Exhibit 99.1

iCAD REPORTS FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

Company achieved key milestone in fourth quarter with FDA clearance and subsequent U.S.

commercial launch of ProFound AI™ for digital breast tomosynthesis

Conference call today at 4:30 p.m. ET

NASHUA, N.H. (March 18, 2019) – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported financial results for the three and 12-months ended December 31, 2018.

Fourth Quarter 2018 Highlights:

•	Total revenue of approximately $7.0 million, an increase of 13% over the third quarter of 2018 and a decrease of 12% year-over-year
•	Gross profit of $5.4 million, or 78%
•	GAAP Net Loss of $3.4 million, or ($0.20) per diluted share
•	Non-GAAP Adjusted EBITDA loss of ($0.6) million
•	Successfully completed a $7 million private placement of unsecured subordinated convertible debentures

Full-Year 2018 Highlights:

•	Total revenue of approximately $25.6 million, a decrease of 9% year-over-year
•	Gross profit of $19.4 million, or 76%
•	GAAP Net Loss of $9.0 million, or ($0.54) per diluted share
•	Non-GAAP Adjusted EBITDA loss of ($3.7) million

“With the recent FDA clearance and subsequent U.S. commercial launch of ProFound AI™, our latest, deep-learning, cancer detection software solution for digital breast tomosynthesis (DBT), we expect iCAD’s technology to facilitate vast improvements in work flow, reading time and clinical efficacy,” said Michael Klein, Chairman and CEO. “The feedback from those customers with initial ProFound AI installs has been overwhelmingly positive, and we believe we are well on our way to achieving our goals with this product. We are focused on executing a controlled rollout and intend to make the appropriate infrastructure investments in the first half of 2019 in order to be in a position to gain meaningful traction with this product in the second half of the year. We successfully completed a $7 million financing in the fourth quarter that will be used, in part, to add incremental sales, service and technical support personnel.”

“Our next key focus area is risk assessment,” continued Mr. Klein. “In support of this, we recently announced our intent to enter into an exclusive relationship with two leading researchers at The Karolinska Institutet in Stockholm, Sweden, one of the world’s foremost medical research universities, to develop an AI-based solution that will identify a woman’s individual risk of developing breast cancer. We view this new frontier of predictive risk assessment for cancer as an excellent example of the continued expansion of our ProFound AI offering for breast cancer detection.”

“In our Therapy segment, we are increasingly positive on the outlook for our IORT business, we are pleased to report that Therapy product revenue grew 22% for the twelve months ended December 31, 2018. Xoft®, our accelerated, 10-minute radiation therapy solution for breast cancer treatment, is now being utilized in approximately 40 U.S. sites and approximately 40 ex-U.S. treatment sites. Based on recently published, and robust clinical data, tracking over 1,000 IORT treated patients for 55 months, we are excited about the growth prospects for this business. With recurrence rates that rival that of radiation therapy procedures that can take up to 6 to 8 weeks and the ability to offer a single treatment that can be delivered real time in a non-shielded room, immediately post lumpectomy, Xoft is earning a meaningful place in the spectrum of cancer treatments,” concluded Mr. Klein.

Fourth Quarter 2018 Financial Results

Revenue: Total revenue for the fourth quarter of 2018 increased $0.8 million, or 13%, over the third quarter of 2018, and decreased 12% to $7.0 million from $7.9 million in the fourth quarter of 2017, reflecting a 12% decrease in both product revenue and service and supplies revenue.

In $000’s
	Three months ended December 31,
	2018	2017	$ Change	% Change
Product revenue	$3,810	$4,329	$(519)	(12)%
Service and supplies revenue	3,144	3,573	(429)	(12)%

Total Revenue	$6,954	$7,902	$(948)	(12)%

Cancer Detection revenue for the fourth quarter, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service and supplies revenue, increased by approximately $1.0 million as compared to the third quarter of 2018, driven by strong growth in the Company’s 2D and 3D businesses. Year-over-year, Cancer Detection revenue for the fourth quarter decreased $0.3 million, or 6%, to $4.9 million, as compared to $5.2 million in the same period in 2017. Therapy revenue, which includes Xoft® Axxent® eBx® System® product sales, as well as the associated service and supplies revenue, for the fourth quarter of 2018, decreased $0.2 million as compared to the third quarter of 2018. Year-over-year, Therapy revenue for the fourth quarter decreased $0.6 million, or 12%, to $2.0 million from $2.7 million in the same period of 2017.

In $000’s
	Three months ended December 31,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$3,414	$3,679	$(265)	(7)%
Service and supplies revenue	1,522	1,565	(43)	(3)%

Detection Revenue	$4,936	$5,244	$(308)	(6)%

Therapy revenue
Product revenue	$396	$650	$(254)	(39)%
Service and supplies revenue	1,622	2,008	(386)	(19)%

Therapy Revenue	$2,018	$2,658	$(640)	(24)%

Total Revenue	$6,954	$7,902	$(948)	(12)%

Gross Profit: Gross profit for the fourth quarter of 2018 was $5.4 million, or 78% of revenue, compared with $4.3 million, or 55% of revenue, for the fourth quarter of 2017. The year-over-year increase in gross profit percentage is primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the fourth quarter of 2018 decreased by $0.3 million to $8.2 million from $8.5 million in the fourth quarter of 2017. The decrease was due primarily to the absence of the goodwill impairment charge of $2.0 million recorded in the prior year period. Absent this charge, operating expenses increased $1.7 million, or 26%, in the fourth quarter of 2018. This year-over-year increase in operating expenses includes increased legal expenses, severance and incremental sales and marketing expenses during the fourth quarter of 2018.

GAAP Net Loss: Net loss for the fourth quarter of 2018 was ($3.4) million, or ($0.20) per diluted share, compared with a net loss of ($4.2) million, or ($0.26) per diluted share, for the fourth quarter of 2017. The $0.8 million year-over-year improvement in net loss was primarily due to the absence of the $2.0 million goodwill impairment charge in the prior year period and the increase in gross margin from the exit of the skin subscription business, offset by the increased operating expenses in the fourth quarter.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($0.6) million for the fourth quarter of 2018, compared to a non-GAAP adjusted EBITDA loss of ($1.3) million for the fourth quarter of 2017. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2018 and 2017, respectively.

Full-Year 2018 Financial Results

Revenue: Total revenue for the 12-months ended December 31, 2018, decreased 9% to $25.6 million from $28.1 million in the same period of 2017, reflecting a 3% decrease in product revenue and a 14% decrease in service and supplies revenue.

In $000’s
	Twelve months ended December 31,
	2018	2017	$ Change	% Change
Product revenue	$13,111	$13,554	$(443)	(3)%
Service revenue	12,510	14,548	(2,038)	(14)%

Total Revenue	$25,621	$28,102	$(2,481)	(9)%

Cancer Detection revenue for the 12-months ended December 31, 2018, decreased $1.4 million, or 8%, to $16.9 million, as compared to $18.3 million in the same period in 2017. The year-over-year Detection results were negatively impacted by the inclusion of $0.5 million in

MRI revenue in the 12-months ended December 31, 2017. The MRI assets were divested in the first quarter of 2017. Therapy revenue for the 12-months ended December 31, 2018, decreased $1.0 million, or 11%, to $8.8 million, from $9.8 million in the same period of 2017.

In $000’s
	Twelve months ended December 31,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$10,783	$11,649	$(866)	(7)%
Service revenue	6,081	6,661	(580)	(9)%

Detection Revenue	$16,864	$18,310	$(1,446)	(8)%

Therapy revenue
Product revenue	$2,328	$1,905	$423	22%
Service revenue	6,429	7,887	(1,458)	(18)%

Therapy Revenue	$8,757	$9,792	$(1,035)	(11)%

Total Revenue	$25,621	$28,102	$(2,481)	(9)%

Gross Profit: Gross profit for the year ended December 31, 2018 was $19.4 million, or 76% of revenue, compared with $18.2 million, or 65% of revenue, for the same period of 2017. The year-over-year increase in gross profit percentage was primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the year ended December 31, 2018 decreased $4.8 million to $27.6 million from $32.3 million in the same period of 2017. The decrease was due primarily to the absence of the goodwill impairment charge of $6.7 million and the $2.5 million gain on the sale of the MRI assets which were both recorded in the prior year 12-month period. Absent these items, operating expenses decreased $0.6 million year-over-year due primarily to expense reductions associated with the exit of the Xoft skin subscription business.

GAAP Net Loss: Net loss for the 12-months ended December 31, 2018, was ($9.0) million, or ($0.54) per diluted share, compared with a net loss of ($14.3) million, or ($0.87) per diluted share, for the 12-months ended December 31, 2017. The decrease in net loss was due primarily to the goodwill impairment loss offset by the gain on sale of MRI assets in 2017.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($3.7) million for the year ended December 31, 2018, compared to a non-GAAP adjusted EBITDA loss of ($4.8) million for the year ended December 31, 2017. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the years ended December 31, 2018 and 2017, respectively.

Cash and Cash Equivalents: As of December 31, 2018, the Company had cash and cash equivalents of $12.2 million, compared with $9.4 million as of December 31, 2017. The cash balance at December 31 2018 includes the approximate $7.0 million dollar private placement closed in the fourth quarter of 2018.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the fourth quarter 2018 financial results and provide a Company update. The dial-in numbers are 877-407-0784 for domestic callers and 201-689-8560 for international callers. The conference ID is 13687103. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=133091.

A replay of the webcast will remain on the Company’s website until the Company releases its first quarter 2019 financial results. In addition, a telephonic replay of the conference call will be available until March 27, 2019. The replay dial-in numbers are (844) 512-2921 for domestic callers and (412) 317-6671 for international callers. The replay conference ID is 13687103.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of iCAD’s technology to facilitate improvements in work flow, reading time and clinical efficacy, our ability to enter into an exclusive relationship with two leading researchers at The Karolinska Institutet in Stockholm, Sweden, our ability to achieve sales, business and strategic goals and objectives, the risks of, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Investor Relations:

LifeSci Advisors, on behalf of iCAD, Inc.

Jeremy Feffer, (212) 915-2568

jeremy@lifesciadvisors.com

Media Inquiries:

ARPR, on behalf of iCAD, Inc.

Paul Barren, (855) 300-8209

paul@arpr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$12,185	$9,387
Trade accounts receivable, net of allowance for doubtful accounts of $177 in 2018 and $107 in 2017	6,403	8,599
Inventory, net	1,587	2,123
Prepaid expenses and other current assets	1,045	1,100

Total current assets	21,220	21,209

Property and equipment, net of accumulated depreciation of $6,214 in 2018 and $5,889 in 2017	552	576
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,809 in 2018 and $7,433 in 2017	1,550	1,931
Goodwill	8,362	8,362

Total Assets	$31,737	$32,131

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,154	$1,362
Accrued and other expenses	5,060	4,475
Notes and lease payable—current portion	1,866	829
Deferred revenue	5,165	5,404

Total current liabilities	13,245	12,070

Notes payable, long-term portion	4,254	5,119
Convertible debentures payable to non-related parties, at fair value	6,300	—
Convertible debentures payable to related parties, at fair value	670	—
Lease payable—long-term portion	11	27
Deferred revenue, long-term portion	331	506
Other long-term liabilities	27	119
Deferred tax	3	14

Total Liabilities	24,841	17,855

Stockholders' Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 17,066,510 in 2018 and 16,711,512 in 2017; outstanding 16,880,679 in 2018 and 16,525,681 in 2017	171	167
Additional paid-in capital	218,914	217,389
Accumulated deficit	(210,774)	(201,865)
Treasury stock at cost, 185,831 shares in 2018 and 2017	(1,415)	(1,415)

Total Stockholders' Equity	6,896	14,276

Total Liabilities and Stockholders' Equity	$31,737	$32,131

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Products	$3,810	$4,329	$13,111	$13,554
Service and supplies	3,144	3,573	12,510	14,548

Total revenue	6,954	7,902	25,621	28,102
Cost of revenue:
Products	563	1,311	2,161	2,660
Service and supplies	884	2,060	3,627	6,229
Amortization and depreciation	97	190	403	1,037

Total cost of revenue	1,544	3,561	6,191	9,926

Gross profit	5,410	4,341	19,430	18,176

Operating expenses:
Engineering and product development	2,014	2,267	9,445	9,327
Marketing and sales	2,421	2,331	8,693	10,503
General and administrative	3,698	1,810	9,117	7,877
Amortization and depreciation	71	107	305	452
Gain on sale of MRI assets	—	—	—	(2,508)
Goodwill and long-lived asset impairment	—	1,993	—	6,693

Total operating expenses	8,204	8,508	27,560	32,344

Loss from operations	(2,794)	(4,167)	(8,130)	(14,168)
Interest expense	(131)	(73)	(504)	(124)
Debt issuance costs	(451)	—	(451)	—
Other income	31	15	110	18

Other expense, net	(551)	(58)	(845)	(106)
Loss before income tax expense	(3,345)	(4,225)	(8,975)	(14,274)

Tax benefit/(expense)	1	(10)	(42)	18

Net loss and comprehensive loss	$(3,344)	$(4,235)	$(9,017)	$(14,256)

Net loss per share:
Basic	$(0.20)	$(0.26)	$(0.54)	$(0.87)

Diluted	$(0.20)	$(0.26)	$(0.54)	$(0.87)

Weighted average number of shares used in computing loss per share:
Basic	16,774	16,501	16,685	16,343

Diluted	16,774	16,501	16,685	16,343

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the twelve months ended December 31,
	2018	2017
Cash flow from operating activities:
Net loss	$(9,017)	$(14,256)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	383	494
Depreciation	325	995
Bad debt provision	225	45
Inventory obsolesence reserve	—	1,052
Stock-based compensation expense	1,505	3,656
Non cash interest expense	170	—
Interest on settlement obligations	—	26
Deferred tax	(12)	8
Goodwill and long-lived asset impairment	—	6,693
Loss on disposal of assets	12	52
Gain on sale of MRI assets	—	(2,158)
Changes in operating assets and liabilities
Accounts receivable	2,003	(3,474)
Inventory	536	554
Prepaid and other current assets	172	29
Accounts payable	(209)	(215)
Accrued expenses	494	(505)
Deferred revenue	(454)	(333)

Total adjustments	5,150	6,919

Net cash used for operating activities	(3,867)	(7,337)

Cash flow from investing activities:
Additions to patents, technology and other	(15)	(5)
Additions to property and equipment	(301)	(390)
Sale of MRI assets	—	2,850

Net cash (used for) provided by investing activities	(316)	2,455

Cash flow from financing activities:
Stock option exercises	203	80
Taxes paid related to restricted stock issuance	(180)	(242)
Debt issuance costs	—	(74)
Principal payments of capital lease obligations	(12)	(80)
Proceeds from convertible debentures	6,970	—
Proceeds from debt financing	—	6,000

Net cash provided by financing activities	6,981	5,684

Increase in cash and equivalents	2,798	802
Cash and equivalents, beginning of period	9,387	8,585

Cash and equivalents, end of period	$12,185	$9,387

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause.

Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.
•

Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company's “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP Net Loss	$(3,344)	$(4,235)	$(9,017)	$(14,256)
Interest Expense	131	73	504	124
Other income	(31)	(15)	(110)	(18)
Stock Compensation	319	583	1,505	3,656
Depreciation	71	196	325	994
Amortization	97	101	383	495
Tax (benefit) expense	(1)	10	42	(18)
Severance	1,055	—	1,457	—
Gain on sale of MRI assets	—	—	—	(2,508)
Loss on sale of Asset	—	—	12	—
Debt issuance costs	451	—	451	—
Litigation related	685	—	778	—
Acquisition related	—	—	—	70
Goodwill and long-lived asset impairment	—	1,993	—	6,693

Non-GAAP Adjusted EBITDA	$(567)	$(1,294)	$(3,670)	$(4,768)